Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Zedge, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Zedge, Inc. (No. 333-212600, 333-214258, 333-221214, 333-235422 and 333-254225) of our report dated November 9, 2021, with respect to our audit of the consolidated financial statements of Zedge, Inc. as of July 31, 2021 and 2020 and for the years then ended, which appears in this Annual Report on Form 10-K of Zedge, Inc.

/s/ Mayer Hoffman McCann CPAs

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

November 9, 2021